UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BILL.COM HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 19, 2020

To Our Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Bill.com Holdings, Inc. Due to the public health concerns resulting from the novel coronavirus (“COVID-19”) pandemic, we are holding our Annual Meeting in a virtual format to protect the health and well-being of our stockholders and employees. The meeting will be held exclusively online via live webcast on Thursday, December 3, 2020 at 9:00 a.m. Pacific Time. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/BILL2020, where you will be able to listen to the meeting live, submit questions and vote online.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement and annual report, each of which has been furnished to you over the Internet or, if you have requested a paper copy of the materials, by mail.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, telephone or, if you received a paper copy of the meeting materials by mail, by completing and returning the enclosed proxy card or voting instruction form in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the virtual Annual Meeting regardless of whether or not you attend the meeting. Returning the proxy does not affect your right to attend and to vote your shares at the virtual Annual Meeting.

Sincerely,

René Lacerte
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, DECEMBER 3, 2020:

The Proxy Statement and Annual Report are available at https://materials.proxyvote.com

BILL.COM HOLDINGS, INC.

1800 Embarcadero Road

Palo Alto, California 94303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, December 3, 2020 at 9:00 a.m. Pacific Time

Place:	The meeting can be accessed by visiting www.virtualshareholdermeeting.com/BILL2020, where you will be able to listen to the meeting live, submit questions and vote online.

Items of Business:	1.

Elect the three Class I directors named in the accompanying proxy statement, each to serve a three-year term expiring at the 2023 annual meeting of stockholders and until such director’s successor is elected and qualified.

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending June 30, 2021.

3.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on October 5, 2020 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

Voting:	Each share of common stock that you own represents one vote. For questions regarding your stock ownership, you may contact us through our website at investor.bill.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., through its website at www-us.computershare.com or by phone at (800) 736-3001.

This notice of the Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about October 19, 2020.

Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Raj Aji
Secretary

Palo Alto, California
October 19, 2020

BILL.COM HOLDINGS, INC.

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

i

ii

BILL.COM HOLDINGS, INC.

1800 Embarcadero Road

Palo Alto, California 94303

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited by the board of directors on behalf of Bill.com Holdings, Inc. for use at our 2020 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually at www.virtualshareholdermeeting.com/BILL2020 on Thursday, December 3, 2020 at 9:00 a.m. Pacific Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting, or Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about October 19, 2020. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, or SEC, and is designed to assist you in voting your shares. In this Proxy Statement, we refer to Bill.com Holdings, Inc. as “Bill.com,” “we” or “us.”

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this means of delivery makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE MEETING

Record Date; Quorum

Only holders of record of our common stock at the close of business on October 5, 2020, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 81,009,834 shares of common stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting by written request via email to our Corporate Secretary at corpsec@hq.bill.com. A list of stockholders entitled to vote at the Annual Meeting will also be available for examination on the Internet through the virtual web conference during the Annual Meeting.

The holders of a majority of the voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a broker, bank, trustee or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast, which means that the three nominees receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or any of the nominees you specify. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending June 30, 2021 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Abstentions (shares present at the Annual Meeting and marked “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending June 30, 2021 is considered a routine matter. The proposal for the election of directors and any other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

Our board of directors recommends that you vote “FOR ALL NOMINEES” of the Class I directors named in this Proxy Statement, or Proposal No. 1, and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending June 30, 2021, or Proposal No. 2. None of our directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

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vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BILL2020, where stockholders may vote and submit questions during the meeting. The meeting starts at 9:00 a.m. Pacific Time. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/BILL2020, you must enter the 16-digit control number found on your proxy card or other proxy materials. If you do not have a control number, please contact the brokerage firm, bank, dealer, or other similar organization that holds your account as soon as possible so that you can be provided with a control number. Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/BILL2020. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the Internet so that your vote will be counted if you later decide not to attend the meeting;

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vote by telephone or through the Internet—in order to do so, please follow the instructions shown on the Notice of Internet Availability of Proxy Materials or your proxy card. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for Internet voting availability. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible; or

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vote by mail—if you request or receive a paper proxy card and voting instructions by mail, complete, sign and date the enclosed proxy card and promptly return it in the prepaid envelope provided. Your signed and dated proxy card must be received by the day prior to the Annual Meeting in order to be voted.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on December 2, 2020. Submitting your proxy whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or through the Internet; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

Participating in the Annual Meeting

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/BILL2020 and enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/BILL2020, type your question into the “Ask a Question” field, and click “Submit If your question is properly submitted during the relevant portion of the meeting agenda, we will do our best to respond to your question during the live webcast. A webcast replay of the Annual Meeting, including the Q&A session, will also be archived on the “Investor Relations” section of our website, which is located at investor.bill.com.

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In either of these situations, we will promptly notify shareholders of the decision via www.virtualshareholdermeeting.com/BILL2020. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS;

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at investor.bill.com, by clicking “Governance Documents” in the “Governance” section of our website. Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our board of directors as warranted.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors may designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person and a lead independent director has been designated, the chairperson schedules and sets the agenda for meetings of our board of directors in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. The responsibilities of the lead independent director include: calling meetings of the independent directors, presiding at executive sessions of independent directors, serving as a liaison between the chairperson and the independent directors, disseminating information to our board of directors, being available under appropriate circumstances for communication with stockholders, and performing such other functions and responsibilities as requested by our board of directors from time to time.

In accordance with our Corporate Governance Guidelines, we have a lead independent director of the board of directors separate from our Chief Executive Officer. Mr. Lacerte is our Chairman and Chief Executive Officer and Mr. Kight is the lead independent director of the board of directors. The board of directors believes that this leadership structure reflects the role and responsibilities of the chief executive officer in our business and operations as well as the significant involvement and authority vested in a separate lead independent director of the board. The board of directors retains the authority to modify this structure as it deems appropriate.

Our Board of Directors’ Role in Risk Oversight

Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, cybersecurity, privacy, compliance and reputational risks. Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management.

Each committee of our board of directors meets with key management personnel and representatives of outside advisors, as appropriate, to oversee risks associated with their respective principal areas of focus. Our audit committee reviews our major financial and other risk exposures, our internal control over financial reporting, our disclosure controls and procedures, legal and regulatory compliance, and, among other things, discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. In addition, our audit committee, with input from management, oversees cybersecurity and data protection activities to ensure that we are actively and appropriately protecting our data as well as that of our employees, customers and suppliers and that we are meeting data protection compliance requirements. Our compensation committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of our board of directors and reviews and discusses the narrative disclosure regarding our board of directors’ leadership structure and role in risk oversight. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Independence of Directors

The listing rules of The New York Stock Exchange (“NYSE”) generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors conducts an annual review of the independence of our directors. In its most recent review, our board of directors determined that Steven Cakebread, David Chao, David Hornik, Brian Jacobs, Peter Kight, Thomas Mawhinney, Allison Mnookin, Rory O’Driscoll, Steven Piaker, Colleen Taylor and Allie Kline, representing 11 of our 12 directors, are “independent directors” as defined under the applicable listing standards of NYSE and the applicable rules and regulations promulgated by the SEC. Our board of directors has also determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and satisfy the relevant SEC and NYSE independence requirements for such committees.

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available on the “Investor Relations” section of our website, which is located at investor.bill.com, by clicking on “Governance Documents” in the “Governance” section of our website.

Audit Committee

Our audit committee is composed of Mr. Cakebread, who is the chair of the committee, Mr. Piaker, Ms. Taylor and Ms. Kline. Each member of our audit committee is independent under the current NYSE listing standards and SEC rules and regulations. Each member of our audit committee is financially literate as required by the current NYSE listing standards. In addition, our board of directors has determined that Mr. Cakebread is an “audit committee financial expert” as defined in SEC rules and regulations. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors. Our audit committee is responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and internal audit function;

•	overseeing compliance by the Company with legal and regulatory requirements;

•	assessing the Company’s cybersecurity risks and the measures implemented by the Company to mitigate and prevent cyberattacks and respond to data breaches;

•	reviewing related-party transactions that are material or otherwise implicate disclosure requirements; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is composed of Mr. Jacobs, who is the chair of the committee, Mr. Kight and Ms. Mnookin. The composition of our compensation committee meets the requirements for independence under current NYSE listing standards and SEC rules and regulations. Each member of this committee is a non-employee director, as defined in SEC rules and regulations. Our compensation committee is responsible for, among other things:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

•	establishing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of Mr. Hornik, who is the chair of the committee, Mr. O’Driscoll and Mr. Kight. The composition of our nominating and corporate governance committee meets the requirements for independence under current NYSE listing standards. Our nominating and corporate governance committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our board of directors;

•	recommending directors to serve on board committees;

•	reviewing and recommending to our board of directors any changes to our corporate governance principles;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	overseeing the process of evaluating the performance of our board of directors; and

•	advising our board of directors on corporate governance matters.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during fiscal 2020 were Messrs. Jacobs and Kight and Ms. Mnookin. None of the members of our compensation committee in fiscal 2020 was at any time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During fiscal 2020, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee.

Board and Committee Meetings and Attendance

Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During fiscal 2020, our board of directors met 11 times and also acted by unanimous written consent. During fiscal 2020, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served. The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. During fiscal 2020, our audit committee met five times, our compensation committee met six times and our nominating and corporate governance committee met two times.

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. We completed our initial public offering in December 2019 and did not have an annual meeting of stockholders in 2019.

Communication with Directors

Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our chairperson) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Sales materials, abusive, threatening or otherwise inappropriate materials and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.

The address for these communications is:

Bill.com Holdings, Inc.

c/o Corporate Secretary

1800 Embarcadero Road

Palo Alto, California 94303

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all the members of our board of directors, officers and employees. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at investor.bill.com under “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under applicable SEC and NYSE disclosure requirements regarding amendments to, or waivers of, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our restated certificate of incorporation and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Stockholders wishing to recommend candidates for consideration by our nominating and corporate governance committee should submit their recommendations to the attention of the Corporate Secretary at the address of our principal executive offices. Information regarding the process for submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at the Next Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.

Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our restated certificate of incorporation, restated bylaws, Corporate Governance Guidelines and charters of the committees of our board of directors. In addition, neither our board of directors nor our nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee takes into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of 11 directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2021 and 2022, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the three Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2023 annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.

Nominees to Our Board of Directors

The nominees and their ages, occupations and length of service on our board of directors as of September 30, 2020, are provided in the table below and in the additional biographical descriptions set forth in the text below the table. Thomas Mawhinney, who is currently serving on our board of directors, is not nominated for election at the Annual Meeting and his term as a director will end at the Annual Meeting. We thank Mr. Mawhinney for his distinguished service.

Name of Director/Nominee	Age	Position	Director Since
René Lacerte	53	Chief Executive Officer and Chairperson of the Board of Directors	April 2006
Peter Kight(1)	64	Lead Independent Director	May 2019
Colleen Taylor(2)	52	Director	September 2020

(1)	Member of the compensation committee and nominating and corporate governance committee
(2)	Member of the audit committee

René Lacerte has served as our Chief Executive Officer and a member of our board of directors since our inception in April 2006. Mr. Lacerte has also served as a Manager of Bill.com, LLC, a wholly owned subsidiary of Bill.com, since September 2018. Prior to founding Bill.com, he founded PayCycle, Inc. in 1999, an online payroll solution which was acquired by Intuit, Inc., a software company, in 2009. Mr. Lacerte holds a B.A. in Economics from Stanford University and an M.S. in Industrial Engineering from Stanford University. We believe that Mr. Lacerte is qualified to serve on our board of directors because of his deep industry experience as an SMB owner and as an executive at software companies, and as our founder and Chief Executive Officer.

Peter Kight has served as a member of our board of directors since May 2019. Mr. Kight is a venture capital investor and previously served as Senior Advisor to Comvest Partners, a private equity firm, from April 2013 to April 2015. He has served as chairman of the board of directors of Repay Holdings Corp., a financial technology and payment processing solution provider, since July 2019, and served on the board of directors of Blackbaud, Inc., a software company, from December 2014 to February 2020, and of Huntington Bancshares, Inc., a holding company, from June 2012 to April 2020. From September 2017 to July 2019, Mr. Kight served as chairman of the board of directors of Thunder Bridge Acquisition, Ltd., a special acquisition company. We believe Mr. Kight is qualified to serve as a member of our board of directors because of his experience in the technology and payments industries.

Colleen Taylor has served as a member of our board of directors since September 2020. Since September 2020, Ms. Taylor has served as President, Merchant Services at The American Express Company, a multinational financial services company. From August 2019 to September 2020, Ms. Taylor served as Executive Vice President, Head of Merchant Services at Wells Fargo & Company, a multinational financial services company. Previously, Ms. Taylor also served as Executive Vice President at Mastercard Incorporated, a multinational financial services company, from March 2017 to August 2019, and in a variety of roles, including Executive Vice President, at Capital One Financial Corporation, from April 2009 to March 2017. Ms. Taylor has also served on the Board of Trustees of Spelman College since April 2016. Ms. Taylor holds a B.A. from Spelman College in Economics, and a M.B.A. from The Wharton School at the University of Pennsylvania. We believe Ms. Taylor is qualified to serve as a member of our board of directors because of her extensive experience in the financial services industry.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF EACH OF THE THREE NOMINATED DIRECTORS

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and length of service on our board of directors as of September 30, 2020 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since
Class II Directors:
Allison Mnookin(1)	50	Director	July 2019
David Chao	53	Director	September 2016
Steven Piaker(2)	57	Director	December 2011
Rory O’Driscoll(3)	55	Director	August 2013
Class III Directors:
David Hornik(3)	52	Director	May 2016
Brian Jacobs(1)	59	Director	August 2007
Steven Cakebread(2)	68	Director	May 2019
Allie Kline	49	Director	September 2020

(1)	Member of the compensation committee
(2)	Member of the audit committee
(3)	Member of the nominating and corporate governance committee

Allison Mnookin has served as a member of our board of directors since July 2019. Since July 2017, Ms. Mnookin has served as a senior lecturer of business administration at Harvard Business School. Prior to joining us, she served as CEO of QuickBase, Inc., an online application software company, from April 2016 to November 2016. From July 2010 to March 2016, Ms. Mnookin served as vice president and general manager of the QuickBase business of Intuit, Inc., a software company. Since June 2018 Ms. Mnookin has served on the board of LPL Financial Holdings, Inc., a technology, brokerage and investment advisory services company. Previously, Ms. Mnookin served on the board of QuickBase, Inc. following its divestment from Intuit in March 2016 until April 2019. Ms. Mnookin also served on the board of Fleetmatics Group PLC, a SaaS fleet management provider, from March 2014 to November 2016. Ms. Mnookin holds an A.B. in Women’s Studies from Harvard University and an M.B.A. from Harvard Business School. We believe Ms. Mnookin is qualified to serve as a member of our board of directors because of her executive experience and knowledge of technology companies.

David Chao has served as a member of our board of directors since September 2016. Mr. Chao has served as Co-Founder and General Partner at DCM, a venture capital firm, since December 1996. Mr. Chao also serves as chairman of the board of directors of 51job, Inc., a human resource solutions provider, and currently serves on the boards of directors of several privately held companies. He previously served as a director on the board of Renren Inc., a Chinese social networking service, from March 2006 to July 2018. Mr. Chao holds a B.A. in Economics and East Asian Studies from Brown University and a M.B.A. from the Stanford University Graduate School of Business. We believe Mr. Chao is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of technology companies.

Steven Piaker has served as a member of our board of directors since December 2011. Since February 2013, Mr. Piaker has served as a partner of Napier Park Global Capital, an alternative asset management firm and as co-head and partner of Napier Park Financial Partners, Napier’s private equity group, and from July 2011 until February 2013 he served in a similar capacity at Napier Park’s predecessor firm. He also currently serves on several private company boards. Mr. Piaker holds a B.A. in Economics from University of Rochester and an M.B.A. from Duke University Fuqua School of Business. We believe Mr. Piaker is qualified to serve as a member of our board of directors because of his extensive experience in the private equity and venture capital industry and his knowledge of technology companies.

Rory O’Driscoll has served as a member of our board of directors since August 2013. Since 2007, Mr. O’Driscoll has been a Managing Partner at Scale Venture Partners, a venture capital firm. Mr. O’Driscoll previously served on the board of directors of Box, Inc., a data storage and file management software company, from April 2010 to July 2020, and DocuSign, Inc., an eSignature and digital transaction management company, from December 2010 to August 2018. Mr. O’Driscoll also currently serves on the boards of directors of several privately held companies. Mr. O’Driscoll holds a B.Sc. in Economics from the London School of Economics. We believe Mr. O’Driscoll is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of technology companies.

David Hornik has served as a member of our board of directors since May 2016. Mr. Hornik has served as general partner of August Capital, a venture capital firm, since June 2000. Since February 2012, Mr. Hornik has served on the board of directors of Fastly, Inc., a cloud computing company, and currently serves on the boards of directors of several privately held companies. He also served on the board of directors of Splunk, Inc., a provider of machine data analytics software, from August 2004 to September 2017. Mr. Hornik holds an A.B. in Political Science and an A.B. in Computer Music from Stanford University, M. Phil in Criminology from Cambridge University and a J.D. from Harvard Law School. We believe Mr. Hornik is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of technology companies.

Brian Jacobs has served as a member of our board of directors since August 2007. Mr. Jacobs has served as Founder and General Partner of Emergence Capital Partners, a venture capital firm, since January 2003, as well as Founder and Managing Partner of Moai Capital, a seed capital firm, since January 2018. Mr. Jacobs also currently serves on the boards of directors of several privately held companies. Mr. Jacobs holds a B.S. and an M.S. in Mechanical Engineering from Massachusetts Institute of Technology and an M.B.A. from Stanford Graduate School of Business. We believe Mr. Jacobs is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of technology companies.

Steven Cakebread has served as a member of our board of directors since May 2019. Since October 2014, Mr. Cakebread has served as Chief Financial Officer of Yext Inc., a software company. From March 2013 to September 2014, he served as Chief Financial Officer and Chief Accounting Officer of D-Wave Systems, Inc., a quantum computing company. From May 2002 to March 2008, Mr. Cakebread served as Chief Financial Officer of Salesforce.com, Inc., a cloud-based software company. He previously served as a member of the board of directors of ServiceSource International, Inc., a service support provider, from February 2010 to October 2017. Mr. Cakebread holds a B.S. in Accounting from the University of California, Berkeley, and a M.B.A. from

Indiana University. We believe Mr. Cakebread is qualified to serve as a member of our board of directors because of his senior leadership experience and responsibility over financial and accounting matters at technology companies.

Allie Kline has served as a member of our board of directors since September 2020. Since January 2020, Ms. Kline has been a founding principal of LEO DIX, a boutique services firm. From June 2018 to September 2018, Ms. Kline served as chief marketing officer for Oath Inc., a subsidiary of Verizon Communications. media brand. Prior to Oath’s formation when Verizon acquired Yahoo, Ms. Kline held the position of chief marketing officer for AOL, from January 2013 to June 2017, prior to and following Verizon’s acquisition of the company in 2015. From May 2011 to December 2012, Ms. Kline served as the chief marketing officer for 33Across, a data and analytics company. Since April 2019, Ms. Kline has served on the board of directors of Huntington Bancshares Incorporated, a bank holding company. Ms. Kline previously served on the board of directors of Pier 1 Imports, Inc., a home furnishings retailer, from September 2018 to September 2020. Ms. Kline also currently serves on the boards of directors of several privately held companies. Ms. Kline holds a B.S. in Communications from Ithaca College. We believe Ms. Kline is qualified to serve as a member of our board of directors because of her extensive experience in marketing and communications.

There are no family relationships among our directors and executive officers.

Fiscal 2020 Director Compensation

The following table provides information for fiscal 2020 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of fiscal 2020, other than Mr. Lacerte, our Chief Executive Officer. Mr. Lacerte is not included in the table below, as he is also our employee and receives no additional compensation for his service as a director. The compensation received by Mr. Lacerte as an employee is shown in the “Executive Compensation—Fiscal 2020 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Steven Cakebread(2)	$25,000	$—	$668,960	$693,960
David Chao(3)	15,000	313,900	—	328,900
David Hornik(4)	19,000	313,900	—	332,900
Brian Jacobs(5)	22,500	313,900	—	336,400
Peter Kight(6)	26,238	—	—	26,238
Thomas Mawhinney(7)	15,000	313,900	—	328,900
Allison Mnookin(8)	18,000	—	668,960	686,960
Rory O’Driscoll(9)	17,000	313,900	—	330,900
Steven Piaker(10)	20,000	313,900	—	333,900
Colleen Taylor(11)	—	—	—	—
Allie Kline(12)	—	—	—	—

(1)

The amounts reported in this column represent the aggregate grant date fair value of restricted stock units, or RSUs, or option awards made to directors in 2020 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our common stock.

(2)

As of June 30, 2020, Mr. Cakebread held options to purchase 100,000 shares of common stock. The stock option is early exercisable and vests at a rate of 1/3rd annually on the anniversary of the vesting start date of May 28, 2019, subject to continuous service on each such date, plus acceleration of 100% of the then-unvested options in the event of a change in control. Any unvested shares acquired upon early exercise are subject to a repurchase right held by us at the original purchase price.

(3)	As of June 30, 2020, Mr. Chao held 3,750 RSUs. The RSUs vest in accordance with the vesting schedule described below under—Non-Employee Director Equity Grants.”
(4)	As of June 30, 2020, Mr. Hornik held 3,750 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Grants.”

(5)	As of June 30, 2020, Mr. Jacobs held 3,750 RSUs. The RSUs vest in accordance with the vesting schedule described below under—Non-Employee Director Equity Grants.”
(6)

As of June 30, 2020, Mr. Kight held options to purchase 100,000 shares of common stock. The stock option is early exercisable and vests at a rate of 1/3rd annually on the anniversary of the vesting start date of May 15, 2019, subject to continuous service on each such date, plus acceleration of 100% of the then-unvested options in the event of a change in control. Any unvested shares acquired upon early exercise are subject to a repurchase right held by us at the original purchase price.

(7)	As of June 30, 2020, Mr. Mawhinney held 3,750 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Grants.”
(8)

As of June 30, 2020, Ms. Mnookin held options to purchase 100,000 shares of common stock. The stock option is early exercisable and vests at a rate of 1/3rd annually on the anniversary of the vesting start date of July 3, 2019, subject to continuous service on each such date, plus acceleration of 100% of the then-unvested options in the event of a change in control. Any unvested shares acquired upon early exercise are subject to a repurchase right held by us at the original purchase price.

(9)	As of June 30, 2020, Mr. O’Driscoll held 3,750 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Grants.”
(10)	As of June 30, 2020, Mr. Piaker held 3,750 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Grants.”
(11)	Ms. Taylor was elected to our board of directors in September 2020 and received no compensation in fiscal 2020.
(12)	Ms. Kline was elected to our board of directors in September 2020 and received no compensation in fiscal 2020.

Non-Employee Director Compensation Arrangements

In September 2020, our board of directors approved the following cash and equity compensation program for our non-employee directors:

Each new non-employee director appointed to the Board will be granted RSUs covering shares with a value equal to $350,000 (the “Initial Award”), which will be granted on the date of the non-employee director’s appointment to the board of directors (the “Initial Award Grant Date”). The Initial Award will vest in three equal annual installments on the earlier of (a) the date of the next annual meeting of our stockholders and (b) the date that is one year following the Initial Award Grant Date, subject to continued service on each applicable vesting date.

On the date of each annual meeting of our stockholders, each non-employee director who is serving on the board of directors prior to, and will continue to serve on the board of directors following, such annual meeting will be granted RSUs under the Plan covering shares covering shares with a value equal to $175,000 (the “Annual Award”). The Annual Award will be granted on the date of the annual meeting of the Company’s stockholders (the “Annual Award Grant Date”). The Annual Award will vest on the earlier of (a) the date of the next annual meeting of the Company’s stockholders and (b) the date that is one year following the Annual Award Grant Date, subject to continued service on each applicable vesting date.

Non-Employee Director Cash Compensation

Each non-employee director receives annual cash compensation of $30,000 for service on the board of directors, and additional cash compensation for the chairperson and committee members as set forth below. All cash payments are made quarterly in arrears and are pro-rated for any partial quarters of service.

•	Lead Independent Director Fee: $15,000

•	Audit Committee Chair: $20,000

•	Audit Committee Member (Non-Chair): $10,000

•	Compensation Committee Chair: $15,000

•	Compensation Committee Member (Non-Chair): $6,000

•	Nominating and Corporate Governance Committee Chair: $8,000

•	Nominating and Corporate Governance Committee Member (Non-Chair): $4,000

Non-Employee Director Equity Grants

In July 2019, Steven Cakebread and Allison Mnookin each received an option grant to purchase 100,000 shares of common stock, vesting in three equal annual installments over the three-year period beginning on May 28, 2019 and July 3, 2019, respectively, subject to continuous service on each applicable vesting date. Each non-employee director who had not previously received an equity grant as of February 2020 was granted 5,000 RSUs in February 2020, vesting in four equal quarterly installments over the 12-month period beginning on January 1, 2020, subject to continued service on each applicable vesting date. In addition, in September 2020, Colleen Taylor and Allie Kline each received an Initial Award pursuant to our non-employee director compensation program.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending June 30, 2021 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending June 30, 2021 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting. In the event that Ernst & Young LLP is not ratified by our stockholders, the audit committee will review its future selection of Ernst & Young LLP as our independent registered public accounting firm. Further, the audit committee may select a different independent registered public accounting firm at any time if, in the committee’s sole discretion, the committee determines that such a change would be in the best interests of the company and our stockholders.

Ernst & Young LLP audited our financial statements for the year ended June 30, 2020. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for our audit.

In addition to performing the audit of our consolidated financial statements, Ernst & Young LLP provided various other services during the years ended June 30, 2019 and 2020. Our audit committee has determined that Ernst & Young LLP’s provision of these services, which are described below, does not impair Ernst & Young LLP’s independence from us. During the years ended June 30, 2019 and 2020, fees for services provided by Ernst & Young LLP were as follows (in thousands):

Fees Billed to Bill.com Holdings	2019	2020
Audit fees(1)	$243	$3,708
Audit-related fees(2)	—	50
Tax fees	—	—
All other fees(3)	—	142

Total fees	$243	$3,900

(1)

“Audit fees” consisted mainly of fees for work performed in connection with the audit of our annual consolidated financial statements, review of our unaudited quarterly consolidated financial statements, our initial public offering in December 2019, our follow-on offering in June 2020, and audit of the financial statements of a subsidiary as required by certain state regulations.

(2)	“Audit-related fees” consisted of fees for work performed in connection with our preparation for future internal control attestation requirements.
(3)	“All other fees” consisted of fees for work performed in connection with assessments of certain of our compliance programs.

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2020, by:

•	each of our Named Executive Officers;

•	each of our directors and director nominees;

•	all of our directors and executive officers as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 81,024,667 shares of common stock outstanding as of September 30, 2020. Shares of our common stock subject to stock options that are exercisable as of and within 60 days of September 30, 2020 or RSUs that may vest and settle within 60 days of September 30, 2020 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Bill.com Holdings, Inc., 1800 Embarcadero Road, Palo Alto, California 94303.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Named Executive Officers and Directors:
René Lacerte(1)	3,405,091	4.2%
John Rettig(2)	275,252	*
Bora Chung(3)	121,336	*
Steven Cakebread(4)	100,000	*
David Chao(5)	1,982,415	2.4%
David Hornik(6)	89,449	*
Brian Jacobs(7)	1,369,137	1.7%
Peter Kight(8)	127,639	*
Thomas Mawhinney(9)	864,364	1.1%
Allison Mnookin(10)	100,000	*
Rory O’Driscoll(11)	41,567	*
Steven Piaker(12)	591,219	*
Colleen Taylor	—	*
Allie Kline	—	*
All executive officers and directors as a group (16 persons)(13)	9,087,470	11.1%
Other 5% Stockholders:
Entities affiliated with DCM(14)	1,977,415	2.4%
Entities affiliated with August Capital(15)	—	*
Entities affiliated with Emergence Capital	1,211,629	1.5%
Financial Partners Fund I, L.P.	458,082	*
Scale Venture Partners IV, L.P.	—	*
Icon Ventures IV, L.P.	858,403	1.1%
Ossa Investments Pte. Ltd.(16)	5,556,050	7.0%
T. Rowe Price Associates, Inc. (17)	10,188,088	12.6%

*	Less than 1%

(1)

Consists of (i) 4,781 shares of our common stock held by Mr. Lacerte; (ii) 2,389,999 shares of our common stock held by Chung Lacerte Trust; (iii) 620,000 shares of our common stock held in trust by Mr. Lacerte as custodian; and (iv) 390,311 shares of our common stock issuable to Mr. Lacerte upon exercise of stock options and vesting of RSUs within 60 days of September 30, 2020.

(2)

Consists of (i) 138,689 shares of our common stock held by Mr. Rettig; and (ii) 136,563 shares of our common stock issuable to Mr. Rettig upon exercise of stock options and vesting of RSUs within 60 days of September 30, 2020.

(3)

Consists of (i) 24,791 shares of our common stock held by Ms. Chung; and (ii) 96,545 shares of our common stock issuable to Ms. Chung upon exercise of stock options and vesting of RSUs within 60 days of September 30, 2020.

(4)	Consists of 100,000 shares of our common stock issuable to Mr. Cakebread upon exercise of stock options that may be exercised early within 60 days of September 30, 2020.
(5)	Consists of common stock referenced in footnote (14) below that is held of record by entities affiliated with DCM.
(6)	Consists of common stock referenced in footnote (15) below that is held of record by entities affiliated with August Capital.
(7)

Consists of (i) 75,145 shares of our common stock held by Emergence Capital Associates, L.P.; (ii) 752,022 shares of our common stock held by Emergence Capital Partners, L.P.; (iii) 268,887 shares of our common stock held by Emergence Capital Partners-P.A., L.P., (iv) 268,083 shares of our common stock held by Brian D. Jacobs & Allison Lewis—Jacobs Living Trust, and (v) 3,750 shares of our common stock held by Mr. Jacobs, and (vi) 1,250 shares of common stock issuable to Mr. Jacobs upon vesting of RSUs within 60 days of September 30, 2020, collectively, the Emergence Capital entities. Emergence GP Partners, LLC is the sole general partner of Emergence Equity Partners, L.P., which is the sole general partner of the Emergence Capital entities. Jason Green and Gordon Ritter are managers of Emergence GP Partners, LLC and share voting and dispositive control over the shares held by the Emergence Capital entities. Brian Jacobs, a member of our board of directors, is a manager of Emergence Equity Partners, L.P. and shares voting and dispositive control with respect to the shares held by the Emergence Capital entities. Each manager disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. The address for the Emergence Capital entities is 160 Bovet Road, Suite 300, San Mateo, California 94402.

(8)

Consists of (i) 27,639 shares of our common stock held by Mr. Kight; and (ii) 100,000 shares of our common stock issuable to Mr. Kight upon exercise of stock options that may be exercised early within 60 days of September 30, 2020.

(9)

Consists of (i) 4,711 shares of our common stock held by Mr. Mawhinney, (ii) 1,250 shares of common stock issuable to Mr. Mawhinney upon vesting of RSUs within 60 days of September 30, 2020, and (iii) 858,403 shares of our common stock held by Icon Ventures IV, L.P., collectively the Icon Ventures entities. Icon Management Associates IV, LLC is the general partner of Icon Ventures IV, L.P. Joseph Horowitz, Thomas Mawhinney, a member of our board of directors, and Jeb Miller are the managing members of Icon Management Associates IV, LLC and share voting and dispositive control with respect to the shares held by Icon Ventures IV, L.P. The address for Icon Ventures entities is 505 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

(10)	Consists of 100,000 shares of our common stock issuable to Ms. Mnookin upon exercise of stock options that may be exercised early within 60 days of September 30, 2020.
(11)

Consists of (i) 3,750 shares of our common stock held by Mr. O’Driscoll, (ii) 36,567 shares of common stock held by O’Driscoll 2003 Revocable Family Trust, and (iii) 1,250 shares of our common stock issuable to Mr. O’Driscoll upon vesting of RSUs within 60 days of September 30, 2020.

(12)

Consists of (i) 131,887 shares of our common stock held by Mr. Piaker, (ii) 1,250 shares of common stock issuable to Mr. Piaker upon vesting of RSUs within 60 days of September 30, 2020, and (iii) 458,082 shares of our common stock held by Financial Partners Fund I, L.P., collectively, the Financial entities. Napier Park Global Capital GP LLC is the general partner of Financial Partners Fund I, L.P., which has delegated management responsibility to Napier Park Global Capital (US), L.P. The Financial Partners team of Napier Park Global Capital (US), L.P., under the authority and supervision of Steven Piaker, a member of our board of directors, and Manu Rana, is deemed to have sole voting and investment power with respect to the shares held by Financial Partners Fund I, L.P. The address for Financial entities is 280 Park Avenue, 3rd Floor, New York, New York 10017.

(13)

Consists of (i) 8,144,196 shares of our common stock held directly and indirectly by our executive officers and directors; and (ii) 943,274 shares of our common stock issuable to them upon exercise of stock options within 60 days of September 30, 2020.

(14)

Consists of (i) 49,038 shares of our common stock held by DCM Affiliates Fund IV, L.P., (ii) 1,928,377 shares of our common stock held by DCM IV, L.P., (iii) 3,750 shares of our common stock held by Mr. Chao and (iv) 1,250 shares of common stock issuable to Mr. Chao upon vesting of RSUs within 60 days of September 30, 2020, collectively the DCM entities. DCM Investment Management IV, L.P. is the general partner of the DCM entities. DCM International IV, Ltd. is the general partner of DCM Investment Management IV, L.P. David Chao, the director of DCM International IV, Ltd. and a member of our board of directors, may be deemed to have sole voting and investment power with respect to the shares held by the DCM entities. The address for the DCM entities is 2420 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(15)

Consists of (i) 88,199 shares of our common stock held by Mr. Hornik and (ii) 1,250 shares of common stock issuable to Mr. Hornik upon vesting of RSUs within 60 days of September 30, 2020, collectively the August Capital entities. August Capital Management V, L.L.C. is the general partner of the August Capital entities and may be deemed to have sole voting power and sole investment power over the shares held by the August Capital entities. David Hornik, a member of our board of directors, and Howard Hartenbaum are the members of August Capital Management V, L.L.C. and may be deemed to have shared voting and investment power with respect to the shares held by the August Capital entities. The address for the August Capital entities is PMB #456, 660 4th Street, San Francisco, California 94107.

(16)

Based solely on information contained in a Schedule 13G filed with the SEC on April 22, 2020 by Ossa Investments Pte. Ltd. Consists of 5,556,050 shares of our common stock held by Ossa Investments Pte. Ltd. Ossa Investments Pte. Ltd. is a direct wholly-owned subsidiary of Hotham Investments Pte Ltd (Hotham), which in turn is a direct wholly-owned subsidiary of Fullerton Management Pte Ltd (Fullerton), which in turn is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited (Temasek). In such capacities, each of Hotham, Fullerton and Temasek may be deemed to have voting and dispositive power over the shares held by Ossa Investments Pte. Ltd. The address for Ossa Investments Pte. Ltd., Fullerton and Temasek is 60B Orchard Road #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

(17)

Based solely on information contained in a Schedule 13G filed with the SEC on October 13, 2020 by T. Rowe Price Associates, Inc. The Schedule 13G indicated that T. Rowe Price Associates, Inc. had sole voting power over 4,568,622 shares of our common stock and sole dispositive power over 10,188,088 shares of our common stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

EXECUTIVE OFFICERS

The names of our executive officers, their ages as of September 30, 2020 and their positions are shown below.

Name	Age	Position
René Lacerte	53	Chief Executive Officer and Director
John Rettig	55	Chief Financial Officer and Executive Vice President, Finance and Operations
Raj Aji	58	General Counsel, Chief Compliance Officer and Secretary
Bora Chung	48	Chief Experience Officer
Thomas J. Clayton	43	Chief Revenue Officer

Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.

For information regarding Mr. Lacerte, please refer to “Proposal No. 1—Election of Directors.”

John Rettig has served as our Chief Financial Officer and Executive Vice President, Finance and Operations since June 2014. Mr. Rettig has also served as a Manager of Bill.com, LLC, a wholly owned subsidiary of

Bill.com, since September 2018. Mr. Rettig previously served as the Chief Financial Officer at Exponential Interactive, Inc., an advertising intelligence and digital media solutions company, from May 2005 to June 2014, where he was responsible for the company’s global finance function. Mr. Rettig holds a B.S. in Economics and Business Administration from Saint Mary’s College of California.

Raj Aji has served as our General Counsel, Chief Compliance Officer and Secretary since August 2016. Mr. Aji has also served as a Manager of Bill.com, LLC, a wholly owned subsidiary of Bill.com, since September 2018. Prior to joining Bill.com, Mr. Aji served as Assistant General Counsel, Financial Services, for Intuit, Inc., a software company, from January 2013 to August 2016. He has previously served as General Counsel at Obopay, Inc., a mobile payments company, from December 2010 to December 2012, and Xoom.com, Inc., a publicly listed e-commerce company. From February 2018 to May 2019, Mr. Aji served as a member of the board of directors of IIT Startups, a non-profit organization dedicated to educating and mentoring early stage technology companies. Mr. Aji holds a B. Tech in Chemical Engineering, from the Indian Institute of Technology, Bombay, an M.S. in Civil and Environmental Engineering from the University of Iowa, Iowa City and a J.D. from the University of California, Berkeley, School of Law.

Bora Chung has served as our Chief Experience Officer since September 2020, and previously served as our Senior Vice President of Product from December 2018 to September 2020. Prior to joining Bill.com, Ms. Chung served as Chief Product Officer for eBay Korea Co. Ltd., a subsidiary of eBay Inc. and an online marketplace, from September 2016 to November 2018, and as Vice President, Product Management for eBay Inc., a multinational e-commerce corporation, from December 2014 to August 2016. Ms. Chung also previously served as the Director of Worldwide Payments and Financing for Apple Online Stores at Apple Inc., a multinational technology company, from October 2010 to December 2014. Ms. Chung holds an A.B. in Economics from Harvard University and a M.B.A. from the Stanford University Graduate School of Business.

Thomas J. Clayton has served as our Chief Revenue Officer since September 2020. Prior to joining Bill.com, Mr. Clayton worked at Houzz, Inc., an online platform for home design from July 2014 until September 2020, initially serving as the Vice President of International Operations and then as the Vice President of Global Trade Business. From July 2007 to July 2014, Mr. Clayton was the CEO of Bubbly, a social networking company. Mr. Clayton holds a B.S. in Business Administration from the University of California, Berkeley, and an M.B.A. from Harvard Business School.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of the material components of our executive compensation program for our principal executive officer and the two other most highly compensated executive officers serving as such at June 30, 2020. We refer to these three executive officers as our “Named Executive Officers.” The compensation awarded to, earned by, or paid to our Named Executive Officers for all services rendered in all capacities to us during fiscal 2019 and 2020, as applicable, is set forth in detail in the Fiscal 2020 Summary Compensation Table and the disclosure that follows.

Our Named Executive Officers for fiscal 2020 were:

•	René Lacerte, Chief Executive Officer;

•	John Rettig, Chief Financial Officer and Executive Vice President, Finance and Operations; and

•	Bora Chung, Chief Experience Officer.

Our compensation programs are designed to:

•	attract, motivate, incentivize and retain employees at the executive level who contribute to our long-term success;

•	provide compensation packages to our executives that are competitive and reward the achievement of our business objectives and effectively align their interests with those of our stockholders; and

•

effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal 2020, the compensation committee retained Compensia Inc., a national compensation consulting firm with compensation expertise relating to technology companies, to provide the committee with market information, analysis and other advice relating to executive compensation on an ongoing basis. The compensation committee engaged Compensia Inc. to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, and the work performed by, Compensia Inc. creates any conflict of interest.

Fiscal 2020 Summary Compensation Table

The following table provides information concerning compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered in all capacities during fiscal 2019 and 2020:

Name and Principal Position	Fiscal Year		Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
René Lacerte	2020		$402,083		$—		$11,099,200	$5,180,573	$534,119	$—	$17,215,975
Chief Executive Officer	2019		350,000		10,000	(3)	—	4,814,801	231,763	—	5,406,564
John Rettig	2020		338,545		—		4,162,200	1,908,633	342,750	—	6,752,128
Chief Financial Officer and Executive Vice President, Finance and Operations	2019		300,000		54,024	(4)	—	2,212,485	161,830	—	2,734,319
Bora Chung	2020		300,000		—		1,734,250	817,986	125,675	—	2,977,911
Senior Vice President, Product	2019	(5)	154,247	(6)	25,000	(7)	—	1,988,114	62,735	—	2,230,096

(1)

Amounts represent the aggregate grant date fair value of the RSUs and stock options awarded to the named executive officer during fiscal 2019 and 2020, as applicable, in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 9 of the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended June 30, 2020. Such grant-date fair market value does not take into account any forfeitures related to service-based vesting conditions that may occur. Note that the amounts reported in this column reflect the accounting cost for these RSUs and stock options and do not correspond to the actual economic value that may be received by our named executive officers from the RSUs and stock options.
(2)

The amounts reported represent payments made under our 2019 Executive Bonus Plan in respect of service in fiscal 2019 and under our 2020 Executive Bonus Plan in respect of service in fiscal 2020, as described below in “—Non-Equity Incentive Plan Awards.”

(3)	This amount represents a $10,000 spot bonus paid in February 2019.
(4)

This amount represents (i) a $10,000 spot bonus paid in August 2018, (ii) a $3,000 spot bonus paid in November 2018, (iii) a $40,000 spot bonus paid in February 2019 and (iv) a $1,024 bonus for five years of service paid in June 2019.

(5)

Ms. Chung commenced employment with us in December 2018 and therefore her base salary and non-equity incentive plan compensation set forth in the table above reflect amounts actually paid with respect to the portion of fiscal 2019 in which she was employed with us.

(6)	Ms. Chung commenced employment with us in December 2018 at an initial base salary of $275,000.
(7)	This amount represents a cash sign-on bonus.

Equity Compensation

From time to time, we grant equity awards to our Named Executive Officers, which are generally subject to vesting based on each of our Named Executive Officer’s continued service with us. Each of our Named Executive Officers currently holds outstanding stock options to purchase shares of our common stock, as set forth in the “Outstanding Equity Awards at 2020 Fiscal Year-End Table” below. The material terms regarding each equity award in the “Outstanding Equity Awards at 2020 Fiscal Year-End Table,” including the vesting schedule and treatment upon a change of control, are described in the corresponding footnotes.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and RSUs held as of June 30, 2020. The equity awards listed below are subject to acceleration upon certain specified events; for more information, see “—Potential Payments upon Termination or Change in Control” below.

	Option Awards(1)						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested($)
			Exercisable (#)	Unexercisable (#)	Exercise Price ($)	Expiration Date
René Lacerte	2/4/2015	(2)	187,500	—	$2.38	2/3/2025	—	—
	8/2/2018	(3)	171,874	203,126	$5.26	8/1/2028	—	—
	2/13/2019	(4)	—	850,000	$8.76	2/12/2029	—	—
	5/28/2020	(5)	—	95,000	$69.37	5/27/2030	—	—
	5/28/2020	(6)	—	—	—	—	160,000	14,433,600
John Rettig	6/10/2014	(7)	175,000	—	$1.72	6/9/2024	—	—
	7/28/2016	(8)	1,042	1,042	$2.48	7/27/2026	—	—
	8/2/2018	(9)	29,890	108,333	$5.26	8/1/2028	—	—
	2/13/2019	(10)	65,628	109,372	$8.76	2/12/2029	—	—
	2/13/2019	(11)	—	200,000	$8.76	2/12/2029	—	—
	5/28/2020	(12)	—	35,000	$69.37	5/27/2030	—	—
	5/28/2020	(13)	—	—	—	—	60,000	5,412,600
Bora Chung	2/13/2019	(14)	125,625	234,375	$8.76	2/12/2029	—	—
	5/15/2019	(15)	13,541	36,459	$11.20	5/14/2029	—	—
	5/28/2020	(16)	—	15,000	$69.37	5/27/2030	—	—
	5/28/2020	(17)	—	—	—	—	25,000	2,255,250

(1)	All of the outstanding equity awards described in this table were granted under our 2016 Plan, unless otherwise indicated.
(2)	Granted under our 2006 Plan. The stock option is fully vested.
(3)	The stock option vests at a rate of 1/48th of the shares of our common stock underlying the stock option each month following the August 2, 2018 vesting commencement date.
(4)

The stock option vests at a rate of 1/2 of the shares of our common stock underlying the stock option on the two-year anniversary of the December 10, 2018 vesting commencement date and an additional 1/48th of the shares of our common stock underlying the stock option monthly thereafter.

(5)	The stock option vests at a rate of 1/16th of the shares of our common stock underlying the stock option each quarter following the August 28, 2020 vesting commencement date.
(6)	The stock award vests at a rate of 1/16th of the shares of our common stock underlying the award each quarter following the August 28, 2020 vesting commencement date.
(7)	Granted under our 2006 Plan. The stock option is fully vested.
(8)

The stock option vests at a rate of 1/4 of the shares of our common stock underlying the stock option on the one-year anniversary of the July 28, 2016 vesting commencement date and an additional 1/48th of the shares of our common stock underlying the stock option monthly thereafter.

(9)	The stock option vests at a rate of 1/48th of the shares of our common stock underlying the stock option each month following the August 2, 2018 vesting commencement date.
(10)	The stock option vests at a rate of 1/48th of the shares of our common stock underlying the stock option each month following the December 10, 2018 vesting commencement date.
(11)

The stock option vests at a rate of 1/2 of the shares of our common stock underlying the stock option on the two-year anniversary of the December 10, 2018 vesting commencement date and an additional 1/48th of the shares of our common stock underlying the stock option monthly thereafter.

(12)	The stock option vests at a rate of 1/16th of the shares of our common stock underlying the stock option each quarter following the August 28, 2020 vesting commencement date.
(13)	The stock award vests at a rate of 1/16th of the shares of our common stock underlying the award each quarter following the August 28, 2020 vesting commencement date.
(14)

The stock option vests at a rate of 1/4 of the shares of our common stock underlying the stock option on the ten-month anniversary of the December 10, 2019 vesting commencement date and an additional 1/48th of the shares of our common stock underlying the stock option monthly thereafter.

(15)	The stock option vests at a rate of 1/48th of the shares of our common stock underlying the stock option each month following the May 15, 2019 vesting commencement date.
(16)	The stock option vests at a rate of 1/16th of the shares of our common stock underlying the stock option each quarter following the August 28, 2020 vesting commencement date.
(17)	The stock award vests at a rate of 1/16th of the shares of our common stock underlying the award each quarter following the August 28, 2020 vesting commencement date.

Non-Equity Incentive Plan Awards

Our Named Executive Officers participated in our 2020 Executive Bonus Plan, under which semi-annual bonuses are determined based on the achievement of corporate and individual performance objectives. For fiscal 2020, performance objectives included metrics related to our revenue. We made payments based on individual and corporate performance in January 2020 and July 2020 in respect of service in fiscal 2020. For fiscal 2020, the target bonus amount for Mr. Lacerte was $425,000 for the year, and the target bonus amounts for Mr. Rettig and Ms. Chung were $250,000 and $100,000 for the year. Amounts earned by Messrs. Lacerte and Rettig and Ms. Chung for 2020 under the 2020 Executive Bonus Plan are set forth in the Fiscal 2020 Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

Offer Letters

We have entered into amended and restated offer letters with each of our Named Executive Officers. Each of these offer letters provide for at-will employment and generally include the Named Executive Officer’s initial base salary and an indication of eligibility for an annual cash incentive award opportunity. In addition, each of our Named Executive Officers is eligible to participate in our annual performance bonus plan and employee benefit plans, including health insurance, that we offer to our employees. In addition, each of our Named Executive Officers has executed a form of our standard confidential information, invention assignment agreement and indemnification agreement. Any potential payments and benefits due upon a termination of employment or a change of control of us are further described below in “—Potential Payments upon Termination or Change of Control.”

Potential Payments upon Termination or Change in Control

In December 2019, we entered into change in control and severance agreements with each of our executive officers, including our Named Executive Officers, which provide for the following benefits if the executive is terminated by us without cause (as such term is defined in the change in control and severance agreement) outside of a change in control (as such term is defined in the change in control and severance agreement) in exchange for a customary release of claims: (i) a lump sum severance payment of six months base salary for our executive officers (eighteen months for our Chief Executive Officer and twelve months for our Chief Financial Officer), (ii) a lump sum payment equal to the executive officer’s then-current target bonus opportunity on a pro-rated basis, and (iii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for the same period of time as the salary severance.

If the executive officer’s employment is terminated by us without cause or by the executive for good reason within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the twelve months following a change in control, the change in control and severance agreements provide the following benefits in exchange for a customary release of claims: (i) a lump sum severance payment of twelve months base salary and 100% of target bonus for our executive officers (eighteen months base salary and 150% target bonus for our Chief Executive Officer, (ii) a lump sum payment equal to the executive officer’s then-current target bonus opportunity on a pro-rated basis, (iii) 100% acceleration of any then-unvested equity awards, and (iv) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for the same period of time as the salary severance . Each change in control and severance agreement is in effect for three years, with automatic renewals unless notice is given by us to the executive officer three months prior to expiration.

The benefits under the change in control and severance agreements supersede all other cash severance and vesting acceleration arrangements.

401(k) Plan

We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. With certain exceptions, all employees who have attained at least 21 years of age are eligible to participate in the plan on the first day of the month occurring after the employee satisfies the eligibility requirements. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on contributions under the Code. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee’s interest in his or her deferrals contributions is 100% vested when contributed. We may make discretionary matching contributions, which contributions will be subject to vesting conditions.

Limitations on Liability and Indemnification Matters

Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation and our restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other employees. These agreements, among other things, require us to indemnify our directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.

We believe that these provisions of our restated certificate of incorporation, restated bylaws, and indemnification agreements are necessary to attract and retain qualified directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of June 30, 2020 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding securities (#)	Weighted- average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	10,159,744	$10.533595	7,610,318	(3)
Equity compensation plans not approved by security holders	—	—	—

Total				(3)

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2)	Includes the 2006 Plan, the 2016 Plan and the 2019 Plan and excludes purchase rights accruing under the 2019 Employee Stock Purchase Plan, or 2019 ESPP.
(3)

There are no shares of common stock available for issuance under our 2006 Plan or 2016 Plan, but those plans will continue to govern the terms of stock options and RSUs granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2006 Plan or 2016 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of common stock under our 2019 Plan. In addition, the number of shares reserved for issuance under our 2019 Plan increased automatically by 3,981,752 on July 1, 2020 and will increase automatically on the first day of July of each of 2021 through 2029 by the number of shares equal to 5% of the total issued and outstanding shares of our common stock as of the immediately preceding June 30 or a lower number approved by our board of directors. As of June 30, 2020, there were 1,400,000 shares of common stock available for issuance under the 2019 ESPP. The number of shares reserved for issuance under our 2019 ESPP increased automatically by 796,350 on July 1, 2020 and will increase automatically on the first day of July of each year during the term of the 2019 ESPP by the number of shares equal to 1% of the total outstanding shares of our common stock as of the immediately preceding June 30 or a lower number approved by our board of directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors-Director Compensation,” respectively, since July 1, 2019, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers. For more information regarding these agreements, see the section titled “Executive Compensation—Limitation on Liability and Indemnification Matters.”

Review, Approval or Ratification of Transactions with Related Parties

Our related party transactions policy requires that any related party transaction that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our audit committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by our nominating and corporate governance committee.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

Our audit committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements for the year ended June 30, 2020. Our audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission, or SEC.

Our audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2020 for filing with the SEC.

Submitted by the Audit Committee

Steven Cakebread, Chair

Steven Piaker

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at the Next Annual Meeting

Our restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the attention of the Corporate Secretary at our principal executive offices, the address of which is Bill.com Holdings, Inc., 1800 Embarcadero Road, Palo Alto, California 94303 on or before December 31, 2020 and Bill.com Holdings, Inc., 6220 America Center Drive, San Jose, California 95002 after January 1, 2021.

To be timely for our 2021 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on August 5, 2021 and not later than 5:00 p.m. Eastern Time on September 4, 2021. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our restated bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2021 annual meeting of stockholders must be received by us not later than June 21, 2021 in order to be considered for inclusion in our proxy materials for that meeting. Proposals should be sent to our Corporate Secretary at our principal executive offices, together with proof of ownership of our common stock in accordance with Rule 14a-8 under the Exchange Act. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended June 30, 2020.

Annual Report

We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the year ended June 30, 2020, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Bill.com Holdings, Inc.

1800 Embarcadero Road

Palo Alto, California 94303

Attn: Investor Relations

The annual report is also available on the “Investor Relations” section of our website, which is located at investor.bill.com under “SEC Filings” in the “Financials” section of our website, or by following the instructions in the Notice of Internet Availability of Proxy Materials.

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner (you hold our common stock in your own name through our transfer agent, Computershare Trust Company, N.A., or you are in possession of stock certificates): visit www-us.computershare.com/investor and log into your account to enroll.

Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Computershare Trust Company, N.A., our transfer agent, at (800) 736-3001 or visit www-us.computershare.com/investor with questions about electronic delivery.

“Householding”-Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and other proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps in conserving natural resources.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and other proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of our annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge by calling 1-866-540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may contact our Investor Relations department at 1800 Embarcadero Road, Palo Alto, California 94303, Attn: Investor Relations, telephone number (650) 621-7700.

Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

René Lacerte
Chief Executive Officer

Bill.com BILL.COM HOLDINGS, INC. 1800 EMBARCADERO ROAD PALO ALTO, CA 94303 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BILL2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D24731-P44452 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BILL.COM HOLDINGS, INC. The Board of Directors recommends you vote FOR the following nominees for Class I directors: For All [    ] Withhold All [    ] For All Except [    ] To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Rene Lacerte 02) Peter Kight 03) Colleen Taylor The Board of Directors recommends you vote FOR the following proposal: 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2021. For [    ]Against [    ]Abstain [    ] NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box and write them on the back where indicated. [    ] Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. D24732-P44452 BILL.COM HOLDINGS, INC. Annual Meeting of Shareholders December 3, 2020 9:00 AM PST This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Rene Lacerte, John Rettig, and Raj Aji, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of BILL.COM HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, PST on December 3, 2020, at www.virtualshareholdermeeting.com/BILL2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side